UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

HARTFORD LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32293	06-0974148
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

200 Hopmeadow Street, Simsbury, Connecticut 06089

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (860) 547-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 21, 2012, The Hartford Financial Services Group, Inc. (“The Hartford”) announced that it is placing its Individual Annuity business into runoff. Hartford Life Insurance Company (the “Company”) is a wholly owned indirect subsidiary of The Hartford. The Hartford will stop new sales in the Individual Annuity business effective April 27, 2012. In connection with these actions, the Company does not expect to incur material charges. Should the Company incur such material charges in the future, it will amend this Form 8-K.

Item 8.01	Other Events

On March 21, 2012, The Hartford announced the completion of an evaluation of its businesses and strategy. As a result of this review, which was conducted by The Hartford’s management and Board of Directors over the past several quarters, The Hartford announced that it will focus on its Property and Casualty, Group Benefits and Mutual Fund businesses, place its Individual Annuity business into runoff and pursue sales or other strategic alternatives for the Individual Life, Woodbury Financial Services and Retirement Plans businesses. Starting in the second quarter of 2012, financial results for the Individual Annuity segment, which consists of U.S. variable, fixed and fixed indexed annuities, will be reported in The Hartford’s Life Other Operations segment.

In light of The Hartford’s March 21, 2012 announcement, the Company is also updating and replacing the second risk factor entitled “As a result of The Hartford’s ongoing evaluation of its strategy and business portfolio, it may pursue one or more transactions or take other actions, which may include discontinuance or placing in run-off certain lines of business and/or pursuing strategic acquisitions, divestitures or restructurings, any of which could subject it and the Company to a number of challenges, uncertainties and risks or negatively impact our business, financial condition, results of operations or liquidity” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 with the following:

The actions announced by The Hartford on March 21, 2012, and related implementation plans and objectives, involve a number of challenges, uncertainties and risks that may prevent the Company and The Hartford from implementing any such action or initiative as currently contemplated or at all, or, if concluded, from achieving some or all of the anticipated benefits from such announced actions.

The actions announced by The Hartford on March 21, 2012 are subject to challenges, uncertainties and risks, including, among others, that The Hartford may be unable to sell the Individual Life, Woodbury Financial Services and Retirement Plans businesses at an appropriate price or at all or find strategic alternatives to their sale. No assurance can be given that the carrying value of any such business may not be impaired at some future time. All these announced actions may be subject to significant execution risks, costs and delays, and estimated charges may be subject, depending on subsequent events, to upward adjustments. The Company and The Hartford may not achieve all of the benefits it expects to derive from the actions announced on March 21, 2012, including in respect of enhanced shareholder value.

The Hartford’s announcement and related implementation plans and objectives could also adversely affect not only the businesses with respect to which The Hartford has announced its intention to sell or execute other strategic alternatives, but also on its ongoing businesses. These adverse effects may include loss of customers, surrenders, withdrawals, contract terminations or other adverse impacts on the Company’s relationships with its business partners and other stakeholders. Further, the Company may not be able to retain employees that are necessary to the success of its implementation plans and objectives. As a consequence, the matters described above may adversely affect the Company’s business, financial condition, results of operations or liquidity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hartford Life Insurance Company
(Registrant)

Date: March 23, 2012	/s/ Beth A. Bombara
Beth A. Bombara
Senior Vice President and Controller